UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2019

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	IRDM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On October 21, 2019, the Company announced the pricing of a $1,450 million term loan B and an accompanying $100 million revolving loan. As previously announced, the Company intends to use the proceeds of the term loan B facility and cash in its debt service reserve account to repay in full all of the indebtedness outstanding under the existing credit agreement by and between its principal operating subsidiary, Iridium Satellite LLC, and Société Générale, as agent, and other lenders (the “BPIAE Facility”). The BPIAE Facility currently has a principal balance outstanding of approximately $1,548 million.

The term loan B facility will be issued at a price equal to 99.50% of its face value and will bear interest at an annual rate of LIBOR plus 3.75%, with a 1.0% LIBOR floor and will have a seven-year maturity. The revolver will bear interest at the same rate (but with a 0% LIBOR floor) if and as drawn and has a five-year maturity. The term loan B and revolving facilities are expected to close on November 4, 2019, subject to customary closing conditions.

Deutsche Bank Securities Inc., Barclays Bank plc, Credit Suisse Loan Funding LLC, Wells Fargo Securities, LLC and Société Générale, are acting as joint lead arrangers and joint bookrunners, and Deutsche Bank AG, New York Branch, is acting as Administrative Agent and Collateral Agent.

The information contained herein is not filed for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is not deemed incorporated by reference by any general statements incorporating by reference this report or future filings into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates the information by reference. By including this Item 7.01 disclosure in this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties such as those, among others, relating to the proposed term loan B, the expected terms and closing thereof and the use of proceeds from such term loan. Forward-looking statements can be identified by the words “anticipates,” “may,” “can,” “believes,” “expects,” “projects,” “intends,” “likely,” “will,” “to be” and other expressions that are predictions or indicate future events, trends or prospects. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Iridium to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, uncertainties regarding general industry and economic conditions, and legal, governmental and technological factors. Other factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors listed under the caption “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2019, as well as other filings Iridium makes with the SEC from time to time. There is no assurance that Iridium’s expectations will be realized. If one or more of these risks or uncertainties materialize, or if Iridium’s underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. Iridium’s forward-looking statements speak only as of the date of this report, and Iridium undertakes no obligation to update forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: October 21, 2019	By:	/s/ Thomas J. Fitzpatrick
	Name:	Thomas J. Fitzpatrick
	Title:	Chief Financial Officer